Distribution Agreement – Schedules – CFVST II

Schedule I

As of November 15, 2017

Columbia Funds Variable Series Trust II

Columbia	Variable Portfolio – Balanced Fund
Columbia	Variable Portfolio – Commodity Strategy Fund
Columbia	Variable Portfolio – Core Equity Fund
Columbia	Variable Portfolio – Disciplined Core Fund
Columbia	Variable Portfolio – Dividend Opportunity Fund
Columbia	Variable Portfolio – Emerging Markets Bond Fund
Columbia	Variable Portfolio – Emerging Markets Fund
Columbia	Variable Portfolio – Global Bond Fund
Columbia	Variable Portfolio – Government Money Market Fund
Columbia	Variable Portfolio – High Yield Bond Fund
Columbia	Variable Portfolio – Income Opportunities Fund
Columbia	Variable Portfolio – Intermediate Bond Fund
Columbia	Variable Portfolio – Large Cap Growth Fund
Columbia	Variable Portfolio – Large Cap Index Fund
Columbia	Variable Portfolio – Limited Duration Credit Fund
Columbia	Variable Portfolio – Managed Volatility Moderate Growth Fund
Columbia	Variable Portfolio – Mid Cap Growth Fund
Columbia	Variable Portfolio – Mid Cap Value Fund
Columbia	Variable Portfolio – Select International Equity Fund
Columbia	Variable Portfolio – Select Large Cap Equity Fund
Columbia	Variable Portfolio – Select Large-Cap Value Fund
Columbia	Variable Portfolio – Select Smaller-Cap Value Fund
Columbia	Variable Portfolio – Seligman Global Technology Fund
Columbia	Variable Portfolio – U.S. Equities Fund
Columbia	Variable Portfolio – U.S. Government Mortgage Fund
Variable	Portfolio – Aggressive Portfolio
Variable	Portfolio – American Century Diversified Bond Fund
Variable	Portfolio – BlackRock Global Inflation-Protected Securities Fund
Variable	Portfolio – CenterSquare Real Estate Fund
Variable	Portfolio – Columbia Wanger International Equities Fund
Variable	Portfolio – Conservative Portfolio
Variable	Portfolio – DFA International Value Fund
Variable	Portfolio – Eaton Vance Floating-Rate Income Fund
Variable	Portfolio – Loomis Sayles Growth Fund
Variable	Portfolio – Los Angeles Capital Large Cap Growth Fund
Variable	Portfolio – MFS® Blended Research® Core Equity Fund
Variable	Portfolio – MFS® Value Fund
Variable	Portfolio – Moderate Portfolio
Variable	Portfolio – Moderately Aggressive Portfolio
Variable	Portfolio – Moderately Conservative Portfolio
Variable	Portfolio – Morgan Stanley Advantage Fund
Variable	Portfolio – Oppenheimer International Growth Fund
Variable	Portfolio – Partners Core Bond Fund
Variable	Portfolio – Partners Small Cap Growth Fund
Variable	Portfolio – Partners Small Cap Value Fund
Variable	Portfolio – Pyramis International Equity Fund
Variable	Portfolio – TCW Core Plus Bond Fund
Variable	Portfolio – T. Rowe Price Large Cap Value Fund
Variable	Portfolio – Victory Sycamore Established Value Fund
Variable	Portfolio – Wells Fargo Short Duration Government Fund
Variable	Portfolio – Westfield Mid Cap Growth Fund

Distribution Agreement – Schedules – CFVST II

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule I as of November 15, 2017.

COLUMBIA FUNDS VARIABLE SERIES TRUST II
on behalf of its respective Funds, if any

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Jeffrey F. Peters
Name:	Jeffrey F. Peters
Title:	Managing Director and Head of Global Institutional Distribution

Distribution Agreement – Schedules – CFVST II

SCHEDULE II

COMPENSATION

COMPENSATION TO DISTRIBUTOR. In connection with the distribution of Shares, Distributor will be entitled to receive payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Fund and Distributor or any particular class of shares of a Fund (“12b-1 Plan”).

Approved: Sept. 7, 2010